UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2021 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

On August 9, 2021, Ritchie Bros. UK Holdings Ltd, a company incorporated in England and Wales (the “Purchaser”) and an indirect wholly-owned subsidiary of Ritchie Bros. Auctioneers Incorporated (the “Company”), entered into a Sale and Purchase Agreement (the “SPA”) pursuant to which it has agreed to purchase Euro Auctions Limited (“Euro Auctions”) William Keys & Sons Holdings Limited (“WKS Holdings”), Equipment & Plant Services Ltd (“EPSL”) and Equipment Sales Ltd (“ESL” and together with Euro Auctions, WKS Holdings, and EPSL, the “Group Companies”), each being private limited companies incorporated in Northern Ireland (the “Acquisition”). The Company guarantees the obligations of the Purchaser.

Under the terms of the SPA, the Purchaser will acquire all of the outstanding shares of the Group Companies from their existing shareholders, being Gardrum Holdings Limited, Lynden Keys, Wendy Keys, Trevor Keys and Jolene Keys (collectively, and together with Derek Keys and Euro Auctions FZE who are also a party to the SPA for the purposes of giving certain covenants and undertakings, the “Vendors”), for an enterprise value of £775 million (approximately US$1.08 billion).

Consummation of the Acquisition is subject to the satisfaction, or written waiver by the Purchaser, of certain conditions, including (i) customary conditions relating to the obtaining of antitrust clearance in the United Kingdom, (ii) the Vendors providing certain assistance and financial and other information in connection with the Company’s financing for the Acquisition, and (iii) other customary closing conditions.

The SPA also contains customary warranties given by certain of the Vendors, the Purchaser and the Company, covenants regarding the operation of the Group Companies’ businesses prior to the closing of the Acquisition, post-closing covenants restricting the Vendors from engaging in certain actions that are competitive with, or harmful to, the Group Companies’ businesses for a period of 36 months after the closing of the Acquisition, and provisions regarding indemnification in favor of the Purchaser.

The Company, the Purchaser and each Vendor have agreed to use their respective reasonable efforts to ensure that the conditions to closing the Acquisition are satisfied as soon as practicable and in any event by February 28, 2021 (the “Longstop Date”). The parties may, in certain circumstances, extend the Longstop Date once by a further 80 business days. If any condition is not satisfied or waived by the Purchaser by the Longstop Date (including as extended), the SPA will terminate. The SPA also contains rights of the Purchaser to terminate the SPA upon the occurrence of a termination event, including (i) Derek Keys not performing his role in respect of the Group Companies as it was carried on prior to the date of the SPA (other than in certain limited circumstances outside of his control), (ii) a breach of certain fundamental warranties of the Vendors, (iii) a breach of other warranties or covenants of the Vendors which have or are reasonably likely to have a material adverse effect, as such term is defined in the SPA, (iv) certain insolvency events with respect to any Group Company, or (v) the existence of certain legal restraints or orders restraining the consummation of the Acquisition.

The Acquisition and SPA have been approved by the boards of directors of the Purchaser and the Company.

The foregoing description of the SPA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SPA, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The SPA has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Purchaser, the Company, the Vendors, the Group Companies or their respective subsidiaries and affiliates. The representations and warranties contained in the SPA were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the SPA; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Purchaser, the Company, the Vendors, the Group Companies or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in public disclosures by the Company. The SPA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, its Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the U.S. Securities and Exchange Commission or the Canadian Securities Administrators.

Commitment Letter

In connection with the execution of the SPA, the Company has obtained a financing commitment (the “Commitment Letter”), dated August 8, 2021 from Goldman Sachs Bank USA (“GS Bank”) pursuant to which GS Bank is committing to provide (i) a senior secured revolving credit facility in an aggregate principal amount of $530 million (the “Revolving Facility”), (ii) a senior secured term loan facility in an aggregate principal amount of $100 million (the “Term Facility”, and together with the “Revolving Facility”, the “Bank Facilities”) and (iii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $1,150 million (the “Bridge Loan Facility”, and together with the Bank Facilities, the “Facilities”). Prior to the closing of the Acquisition, the Company will seek an amendment to the Company’s existing credit facility (the “Amendment”) to replace the Bank Facilities, and will seek to replace all or a portion of the Bridge Loan Facility with senior unsecured debt securities or certain other bank loan facilities.

The Commitment Letter provides that the Company may use the proceeds of (i) the Bridge Loan Facility to finance the Acquisition and pay certain transaction costs and expenses, (ii) the Term Facility to repay certain existing debt, pay certain transaction costs and expenses and to the extent of any remaining balance, for the Acquisition and related transactions, and (iii) the Revolving Facility to pay existing debt and for other general corporate purposes, including the issuance of letters of credit, after the closing of the Acquisition. The commitments of GS Bank under the Commitment Letter are subject to conditions, including the concurrent closing of the Acquisition, the refinancing of the Company’s existing credit facility if the Amendment has not been obtained, discharge of the Group Companies’ indebtedness, the Company having engaged one or more investment banks to sell or place and such investment banks having been afforded a customary period to market up to $1,150 million of senior unsecured notes, the delivery of certain customary information, the accuracy of certain representations and other customary conditions. The agreement or agreements for the Bank Facilities and the Bridge Loan Facility would contain affirmative covenants, negative covenants (including a financial covenant in the case of the Bank Facilities) and events of default, in each case to be negotiated by the parties.

The final termination date for the Commitment Letter shall occur upon the earliest of: (i) the date that is five business days after the Longstop Date (as defined in the SPA), (ii) the termination of the SPA in accordance with its terms in the event the Acquisition is not consummated or (iii) the consummation of the Acquisition with or without the Facilities being funded.

GS Bank is also acting as the Company’s financial adviser with respect to the Acquisition.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Share Purchase Agreement, dated August 9, 2021, by and among the Purchaser and the Vendors
101	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2021	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Purchase Agreement, dated August 9, 2021, by and among the Purchaser and the Vendors
101	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL